EXHIBIT 10.1

SHAREHOLDERS AGREEMENT

THIS SHAREHOLDERS AGREEMENT (this “Agreement”) is made this 29th day of November, 2021, by and between MARK WEIR, and PAUL HARDMAN, each an individual resident of the United Kingdom (collectively, the “Current Shareholders”), and GOLDEN MATRIX GROUP, INC., a Nevada corporation (“Golden Matrix”) (collectively, Golden Matrix and the Current Shareholders, the “Initial Shareholders”, and together with each additional Shareholder of the Company who/which may be made party to this Agreement from time to time, by their execution of an Addendum (hereafter defined), collectively the “Shareholders” and each a “Shareholder”), each, as of the Effective Date (defined below), shareholders of RKINGSCOMPETITION LTD, a private limited company formed under the laws of Northern Ireland registration number NI656489 (the “Company”), and the Company, each a “Party” and collectively the “Parties”.

As described in Section 20 below, this Agreement shall not become effective, or bind any party hereto, until the Effective Date.

Construction of Terms. As used in this Agreement, the terms “herein,” “herewith,” “hereof” and “hereunder” are references to this Agreement, taken as a whole; the term “includes” or “including” shall mean “including, without limitation;” the word “or” is not exclusive; and references to a “Section,” “subsection,” “clause,” “Exhibit,” “Appendix,” “Schedule,” “Annex” or “Attachment” shall mean a Section, subsection, clause, Exhibit, Appendix, Schedule, Annex or Attachment of this Agreement, as the case may be, unless in any such case the context requires otherwise. Exhibits, Appendices, Schedules, Annexes or Attachments to any document shall be deemed incorporated by reference in such document. All references to or definitions of any agreement, instrument or other document (a) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (b) except as otherwise expressly provided, shall mean such agreement, instrument or document, or replacement or predecessor thereto, as modified, amended, supplemented and restated through the date as of which such reference is made. All references to a law, regulation or ordinance includes any amendment or modification thereof. A reference to a Person includes its successors and permitted assigns. The singular shall include the plural and the masculine shall include the feminine, and vice versa. References to “days” shall mean calendar days. Words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires.

W I T N E S S E T H:

WHEREAS, Golden Matrix has entered into a Sale and Purchase Agreement of Ordinary Issued Share Capital (the “SPA”) with certain of the Current s Shareholders, pursuant to which, on the Effective Date, Golden Matrix will become a shareholder of the Company;

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WHEREAS, as of the Effective Date, the Shareholders own/will own ordinary issued share capital of the Company (the “Company Share Capital”) as set forth in greater detail on the signature pages hereof (collectively the “Shares”, which term shall also include any and all securities of the Company (including, but not limited to Company Share Capital) which a Shareholder may acquire from time-to-time during the Term of this Agreement, and shall also take into account permitted transfers of Shares, subject to the terms of this Agreement);

WHEREAS, on the date hereof, the Current Shareholders are the sole owners of all of the outstanding shares of the Company and on the Effective Date, the Shareholders will be the sole owners of all of the outstanding shares of the Company; and

WHEREAS, the Shareholders and the Company believe that it is in their mutual best interest to impose certain restrictions and obligations upon themselves and upon the transfer of the Shares, and agree to certain other matters as set forth in greater detail herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations herein contained, which consideration the Parties each hereby acknowledge and confirm the receipt and sufficiency thereof, the Parties hereto agree as follows:

1. DEFINITIONS. The defined terms in the introductory paragraphs, the defined terms set forth below, and the defined terms in the remainder of this Agreement each have the meaning so given to it whenever used throughout this Agreement:

(a) “Addendum” has the meaning given to such term in Section 11.

(b) “Affiliate” of a specified Person means any other Person that (at the time when the determination is made) directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such specified Person. As used in the foregoing sentence, the term “control” (including, with correlative meaning, the terms “controlling,” “controlled by” and “under common control with”) means the power to direct the management and/or the policies of a Person, directly or indirectly, whether through the ownership of voting shares, by contract or otherwise.

(c) “Agreement” means this Shareholders Agreement and any amendments, addendums and supplements hereto.

(d) “Board” means the Board of Directors of the Company.

(e) “Business Day” means a day other than (i) a Saturday, (ii) a Sunday or (iii) a day on which commercial banks in the jurisdiction of Northern Ireland are authorised or required to be closed for business.

(f) “Buyout Pro Rata Portion” means for each Current Shareholder, a fraction, the numerator of which is (i) the total number of Buyout Shares held by such Current Shareholder on the Buyout Notice Date, and the denominator of which is (ii) the total number of Buyout Shares held by all of the Current Shareholders on the Buyout Notice Date.

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(g) “Company” has the meaning ascribed to such term in the introductory paragraph of this Agreement.

(h) “Competitor” means any Person who engages, directly or indirectly, in a business similar to that of the Company or Golden Matrix or who offers for sale any products or services similar to those offered by the Company or Golden Matrix, in each case as determined by a Majority In Interest.

(i) “Director” means an individual serving on the Board in accordance with Section 14 of this Agreement.

(j) “Effective Date” means November 29, 2021.

(k) “Fair Market Value” means the value of the applicable Shares (i.e., the Company Share Capital) as determined in good faith by a Majority In Interest, taking into account, the assets, liabilities, operations, results of operations (all of which shall be given the values set forth in the Company’s internally prepared financial statements as supplied by the Company, as of a recent date compared to the valuation date, which shall not need to be audited or reviewed by independent accountants or auditors) and Projections, as well as such other items as such Majority In Interest may determine reasonable in its sole discretion. The Fair Market Value as determined by the Majority In Interest as provided herein shall be final and shall bind the Parties hereby. No more than one Fair Market Value shall be determined every three (3) months and instead the Parties shall use the Fair Market Value determined within the prior three (3) months as the Fair Market Value applicable to any transaction which occurs less than three (3) months from the date of the last calculation of the Fair Market Value, unless a material transaction involving the Company has occurred since the last calculation of the Fair Market Value.

(l) “Incapacity” means permanent and total incapacity of an individual Shareholder, as reasonably determined by a Majority In Interest, such that the Shareholder is unable to engage in any substantial gainful activity by reason of any medically determinable mental or physical impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 3 months as determined by a licensed medical practitioner.

(m) “GBP” or “£” means the lawful currency of the United Kingdom.

(n) “Golden Matrix Common Stock” means the common stock of Golden Matrix, par value $0.00001 per share.

(o) “Majority In Interest” means s Shareholder who collectively own and can vote more than fifty percent (50%) of all of Shares (based on their voting rights for the election of Directors of the Company) subject to this Agreement.

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(p) “Organizational Documents” means the Company’s certificate of incorporation, Memorandum of Association, Articles of Association, bylaws, operating agreement, company agreement, or other similar document setting forth matters of the governance and affairs of the Company.

(q) “Permitted Transfer” means a Transfer of Shares described in Section 8 hereof.

(r) “Person” means any natural person, company, general partnership, limited partnership, limited liability company, limited liability partnership, proprietorship, business or statutory trust, trust, union, association, instrumentality, governmental authority or other entity, enterprise, authority, unincorporated organization or business organization.

(s) “Pro Rata Portion” means for each Shareholder, a fraction, the numerator of which is (i) the total number of voting shares of Company Share Capital held by such Shareholder on the date of determination (based on their voting rights for the election of directors of the Company), and the denominator of which is (ii) the total number of voting shares of Company Share Capital of the Company held by all of the s Shareholders on the date of determination (based on their voting rights for the election of directors of the Company), in each case (i) and (ii), not including any Company Share Capital which is subject to an Offer, if applicable.

(t) “Projections” means revenue and profit forecasts of the Company, which shall be prepared in good faith by the Company (and which shall be the sole responsibility of the Company to prepare) and approved in writing by a Majority In Interest.

(u) “Representatives” means, with respect to a Person, such Person’s Affiliates and their respective parents, directors, managers, officers, employees, attorneys, accountants, representatives, financial advisors, lenders, consultants, and other agents.

(v) “ROFR Price” means (a) the value of the applicable Shares (i.e., the Company Share Capital) mutually agreed upon between the applicable offering Shareholder (or his or her Shareholder’s Representative, as applicable), if any, and the Company, or all of the Remaining Shareholders, as applicable, or (b) if the applicable offering Shareholder, if any, and the Company, or all of the Remaining Shareholders, as applicable, cannot mutually agree, as applicable, on a value for the Shares, the Fair Market Value.

(w) “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

(x) “Shares” has the meaning ascribed to such term in the introductory paragraph of this Agreement.

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(y) “Shareholders” has the meaning ascribed to such term in the introductory paragraph of this Agreement.

(z) “Three-Month Trailing EBITDA” means the net income/loss as reflected in the Company’s financial statements for the most recent complete fiscal quarter preceding the Buyout Notice Date (as defined in Section 4(a)), less interest, taxes, depreciation and amortization, as reasonably determined by Golden Matrix in accordance with generally accepted accounting principles in United States of America applied consistently with the past practices of the Company.

(aa) “Transfer” means to directly or indirectly sell, assign, hypothecate, transfer, pledge, mortgage, convey or in any other way encumber or dispose of Shares and shall be defined to include the process whereby Shares are transferred. The term “Transfer” also includes, but is not limited to, the grant of any proxy, the establishment of any voting trust or any sale, hypothecation, pledge, assignment, or other conveyance, with or without consideration, of any incidence of ownership or title as to any share of the Company’s share capital owned of record or beneficially by a Shareholder, regardless of whether or not record or beneficial title to such shares is thereby transferred.

(bb) “Transferee” means the Person to which a Shareholder desires to Transfer Shares.

(cc) “USD” or “$” means the lawful currency of the United States of America.

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2. LEGEND. Each certificate representing Shares issued in certificate form shall have the following legend printed or typed thereon:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE COMPANIES ACT 2006. SUCH SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO UNDER THE COMPANIES ACT 2006, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

THE SHARES EVIDENCED BY THIS CERTIFICATE IS SUBJECT TO THE TRANSFER RESTRICTIONS CONTAINED IN A SHAREHOLDERS AGREEMENT, DATED ___________, 2021, BY AND AMONG THE COMPANY AND ITS SHAREHOLDERS, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE COMPANY. TRANSFERS IN VIOLATION OF THE SHAREHOLDERS AGREEMENT ARE VOID. BY ACCEPTANCE OF THIS CERTIFICATE THE HOLDER HEREOF AGREES TO BE BOUND BY THE TERMS OF THE SHAREHOLDERS AGREEMENT.”

All Shares held by the Shareholders or any and all Permitted Transferees subject to this Agreement and hereafter issued shall bear the same legend, provided that for Shares issued or outstanding in book-entry form the Company shall note such legend in its book-entry records.

3. RESTRICTIONS ON TRANSFER OF SHARES.

(a) Except with the written consent of a Majority In Interest, no Shareholder shall Transfer any Shares that he or she may now or hereafter hold, nor shall any such Shares be transferable except in compliance with the terms of this Agreement. Any Transfer or purported Transfer of any Shares inconsistent with the terms and conditions of this Agreement and not otherwise consented to by a Majority In Interest in writing is void ab initio and transfers no right, title, or interest in or to such Shares to the purported transferee, buyer, assignee, pledgee, or encumbrance holder, except as specifically provided herein.

(b) Furthermore, no Transfer of Shares, regardless of the other provisions of this Agreement, will be recognised by the Company unless a registration statement relating thereto has been declared effective under the Companies Act or the selling Shareholder establishes to the satisfaction of the Company that such Transfer of Shares is exempt from registration under the Companies Act 2006 and applicable laws.

(c) Without limiting any other provision of this Section 3, no Transfer of Shares to a Person who is a Competitor of the Company or a Competitor of Golden Matrix, shall be permitted without the prior written consent of Golden Matrix.

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4. GOLDEN MATRIX BUYOUT RIGHT.

(a) Beginning on the date that is six (6) months from the Effective Date (the “Buyout Start Date”), Golden Matrix shall have the option, exercisable upon written notice from Golden Matrix to the Current Shareholders(the “Buyout Notice”), to purchase all, but not less than all, of the Shares then held by the Current Shareholders (the “Buyout Shares”) for an aggregate purchase price equal to 20% of the product of (i) the Company’s most recent Three-Month Trailing EBITDA as of the date on which the Buyout Notice is delivered (the “Buyout Notice Date”) multiplied by (ii) sixteen (16) (the “Buyout Price”). The closing of the sale of the Buyout Shares in accordance with this Section 4(a) shall occur on the earlier of (i) the date indicated by Golden Matrix in the Buyout Notice, which shall not be earlier than five (5) Business Days from the Buyout Notice Date, or (ii) such other earlier date as Golden Matrix and the Current Shareholders may mutually agree upon in writing (the “Buyout Closing Date”).

(b) The Buyout Price will be payable to the Current Shareholders in accordance with their Pro Rata Portion (Buyout) of the Buyout Shares on the Buyout Closing Date, at the option of Golden Matrix in either (a) cash; or (b) shares of Golden Matrix Common Stock valued at $8.00 per share of Golden Matrix Common Stock (subject to equitable adjustment in accordance with dividends payable in stock on such Golden Matrix Common Stock, stock splits, stock combinations, and other similar events affecting the Golden Matrix Common Stock)(the “Golden Matrix Shares”), or any combination thereof (as applicable, the “Buyout Consideration”).

For the purposes of determining the number of Golden Matrix Shares issuable as part of any Buyout Consideration, to the extent that the Buyout Price is expressed in GBP, the price per share expressed in USD shall be converted into GBP by using the exchange rate published on Bloomberg at 5:00 pm EST on the Buyout Notice Date.

(c) On the Buyout Closing Date, (i) Golden Matrix will deliver the Buyout Consideration, including, to the extent such Buyout Consideration includes any Golden Matrix Shares, photocopies of the certificates evidencing the Golden Matrix Shares forming part of the Buyout Consideration as issued by Golden Matrix’s transfer agent to be released and sent to the Current Shareholders (or their counsel) on the Buyout Closing Date, and (ii) each of the Current Shareholders shall deliver (A) the certificate(s) representing the Buyout Shares to Golden Matrix, duly endorsed in blank for Transfer or accompanied by duly endorsed Medallion Guaranteed stock powers in the form attached hereto as Exhibit A or notarized signatures of the holders thereof so as to make Golden Matrix the sole owner thereof (the “Stock Power”); (B) the terms of such Current Shareholder’s ownership, record address and social security number/EIN (or, if such Current is not a U.S. citizen, a national identity number or other form of identification acceptable to Golden Matrix) on the Share Registration Form, a form of which is attached hereto as Exhibit B (the “Share Registration Form”); and (C) a completed and signed Transferee Certificate in the form attached hereto as Exhibit C (the “Transferee Certificate”). For the avoidance of doubt, each Current Shareholder’s execution and delivery to Golden Matrix of the Stock Power, Share Registration Form, and Transferee Certificate is a condition precedent to Golden Matrix’s payment of the Buyout Consideration on the Buyout Closing Date. On the Buyout Closing Date, the Buyout Shares shall be free and clear of any and all liens, pledges, charges, security interests and other encumbrances. Effective upon the closing of a sale under this Section 4(c), (x) the Current Shareholders will no longer be Shareholders of the Company and will have no further rights (including voting rights and economic rights) in connection with the Buyout Shares or otherwise, (y) the Current Shareholders will be automatically removed from any position they may hold as Directors or officers of the Company, provided that such Current Shareholders agree to provide whatever resignations or other confirmations as Golden Matrix may request, and (z) this Agreement shall terminate.

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(d) Each Current Shareholder hereby represents and warrants that each of the representations and warranties set forth in Section 1 and 2 of the Transferee Certificate, which are incorporated herein by reference as if fully set forth herein and as if confirmed, acknowledged and represented by each Current Shareholder , substituting the date of this Agreement for the ‘Buyout Closing Date’ as set forth therein, are true and correct as of the date of this Agreement.

5. RIGHTS OF FIRST REFUSAL.

(a) Except with the written consent of a Majority In Interest, a Shareholder may Transfer all or a portion of his or her Shares only if he/she/it, prior to making such Transfer, first offers (an “Offer”) such portion of the Shares (the “Offered Interest”) for sale first to the other Shareholders (for purposes of this Section the “Remaining Shareholders”). The Offer shall be made for (a) the price at which the proposed Transfer is to occur; or (b) if no proposed Transfer is then contemplated, at the ROFR Price ((a) or (b), as applicable, the “Proposed Price”). The Offer shall be made by notice in accordance with Section 16 hereof, which shall state that the Offer is being made pursuant to this Section and which shall set forth the amount of the Shares attributable to the Offered Interest, the name or names of the proposed purchaser or purchasers of the Offered Interest (if any), the Proposed Price, method of payment of the Proposed Price (provided that if there is no proposed Offer to purchase the Shares, the Shares shall be purchased on such terms as mutually agreed upon by the selling Shareholder and the buying Shareholder (s), as applicable, provided that if the parties cannot agree, the terms shall be as set forth in Section (b) of this Section 5) (the “Proposed Terms”), and the scheduled date of consummation of the proposed sale. A copy of the written offer, and any proposed sales agreement, from or with the proposed purchaser shall be attached to the Offer. The Remaining Shareholders shall have the option exercisable during the thirty (30) day period beginning on their receipt of the Offer (the “Option Period”) to accept the Offer on the Proposed Terms (pursuant to an “Exercise Notice”) to purchase (i) their Pro Rata Portion of the Offered Interest (rounded to the nearest whole Share) and (ii) such additional portion of the Offered Interest designated by the Remaining Shareholders s (an “Additional Portion”). Any two or more Remaining Shareholders may agree among themselves to reallocate the portions of the Offered Interest to be purchased by them from their respective Pro Rata Portions. If any Remaining Shareholder fails to exercise his or her right to purchase its Pro Rata Portion of the Offered Interest (the “Remaining Portion”), then the Remaining Shareholders that have indicated in their Exercise Notice a desire to purchase an Additional Portion in accordance with their relative ownership interest of the Shares to the extent of the Additional Portion indicated in their Exercise Notice. The purchase by the Remaining Shareholders of the Offered Interest shall only be effective if all of the Offered Interest is purchased pursuant to this Section.

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(b) In the event any Remaining Shareholder (s) exercises his, her, or its right of first refusal as set forth in the proceeding sentence, the purchase price for the applicable Offered Interest shall be paid by each applicable purchasing Remaining Shareholder (s) as follows: a down payment of twenty-five percent (25%) of the applicable purchase price shall be paid on the date which falls thirty (30) days from the end of the Option Period (the “Down Payment Date”), with the remaining balance due on the date that is six (6) months from the Down Payment Date.

(c) If the Remaining Shareholders elect not to purchase the Offered Interest in accordance with this Section, then the selling Shareholder may sell not less than all of the Offered Interest at any time within, but not subsequent to, ninety (90) days after the lapse of the options granted pursuant to this Section; provided, however, that such sale must be made to a third party purchaser and for the price and in accordance with the terms specified in the Offer notice. Notwithstanding the above, no Transfer shall be made if such Transfer does not comply with the Transfer Conditions defined in Section 8(b) or if the Transfer would be prohibited under Section 3.

(d) The selling Shareholder will be responsible for the payment of any and all expenses incurred by the selling Shareholder in the exercise of the rights specified in this Section 5 and the sale of his or her Shares.

(e) Notwithstanding the foregoing, no rights under this Section 4 shall apply with respect to any Permitted Transfer.

(f) Notwithstanding the foregoing, in the event the Company determines not to exercise the Company Option (as defined in Section 7), a Repurchase Event shall be treated for all purposes as an Offer for the Shareholder (or Shareholder’s Representative, as applicable) to Transfer such Shares pursuant to the terms and conditions of this Section 5 and Section 9, below.

6. DRAG-ALONG RIGHTS.

(a) If a Shareholder or multiple Shareholders (the “Selling Holders” for the purposes of this Section 6) propose a Transfer to any Person (collectively, a “Drag-Along Transferee”) in a bona fide arm’s-length transaction or series of transactions (including by way of a purchase agreement, tender offer, merger or other business combination transaction or otherwise) of an amount of Shares equal to 51% or more in the aggregate of the then outstanding voting Shares or economic interests of the Company on the date thereof (an “Exit Sale” for the purposes of this Section), then the Selling Holders may elect to require each (but not fewer than each) other Shareholder (for the purposes of this Section, the “Other Shareholders”) to transfer, as a part of the Exit Sale to such Drag-Along Transferee at the purchase price and upon the other terms and subject to the conditions of the Exit Sale (all of which shall be set forth in the Drag-Along Notice (defined below)), that number of Shares as is equal to the product of (i) a fraction, the numerator of which is the total number of Company Shares proposed to be sold by the Selling Holder(s) and the denominator of which is the aggregate number of Company Shares owned as of the date of the Drag-Along Notice by the Selling Holder(s), and (ii) the number of Company Shares owned by such Other Shareholders as of the date of the Drag-Along Notice.

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(b) The rights set forth in Section 4(a) shall be exercised by giving notice in accordance with Section 16 hereof (the “Drag-Along Notice”) to each Other Shareholder, at least fourteen (14) Business Days prior to the date on which the Selling Holders expect to consummate the Transfer giving rise to such Drag-Along Right. In the event that the terms and/or conditions set forth in the Drag-Along Notice are thereafter amended in any respect, the Selling Holders shall give notice in accordance with Section 16 hereof (an “Amended Drag-Along Notice”) of the amended terms and conditions of the proposed Transfer to each Other Shareholder . Each Drag-Along Notice and Amended Drag-Along Notice shall set forth: (i) the name of the Drag-Along Transferee and the amount of Shares proposed to be purchased by such Drag-Along Transferee, (ii) the proposed amount and form of consideration and terms and conditions of payment offered by the Drag-Along Transferee and a summary of any other material terms pertaining to the Transfer, (iii) the number of Shares that such Other Shareholders are required to sell in such Transfer, and (iv) all other material terms of the proposed Transfer. After the delivery of such Drag-Along Notice, such Selling Holder will provide each of the Other Shareholders with any additional information as is reasonably requested with respect to such Transfer, provided that the Selling Holder may require the Other Shareholders to execute such confidentiality and non-disclosure provisions with respect to the identity of the Drag-Along Transferee or otherwise with respect to the Transfer as the Selling Holder may deem necessary or desirable.

(c) All Transfers of Shares to the Drag-Along Transferee pursuant to this Section shall be consummated contemporaneously at the offices of the Company, unless the Selling Holder(s) elects otherwise, on the later of (i) a Business Day not less than fourteen (14) or more than twenty-one (21) days after the Drag-Along Notice is delivered to the parties. The delivery of certificates (if any) or other instruments evidencing such Shares shall be made on such date, against payment of the purchase price for such Shares, duly endorsed for Transfer or with duly executed stock powers or similar instruments, or such other instrument of Transfer of such Shares as may be reasonably requested by the Selling Holders and the Company, with all stock transfer taxes paid and stamps affixed. Additionally, each Shareholder shall comply with any other conditions to closing generally applicable to such Selling Holders and all Other Shareholders selling Shares in such transaction. Each Other Shareholder shall receive the same amount and form of consideration received by the Selling Holder per each interest sold. To the extent that the Parties are to provide any indemnification or otherwise assume any other post-closing liabilities, the Selling Holders and all Other Shareholders selling Shares in a transaction under this Section shall do so severally and not jointly (and on a pro rata basis in accordance with their Shares being sold) and their respective potential liability thereunder shall not exceed the proceeds received, subject to customary exceptions in excess of such limits. Furthermore, each Other Shareholder shall only be required to give customary representations and warranties, including, but not limited to, title to interests conveyed, legal authority and capacity and non-contravention of other agreements.

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(d) Notwithstanding the foregoing, no drag-along rights under this Section 6 shall apply with respect to any Permitted Transfer or any Repurchase Event and each Drag-Along Transferee and Transfer shall comply with the Transfer Conditions defined in Section 8(b).

7. DEATH OR INCAPACITY OF SHAREHOLDER.

(a) Generally. Any individual who is subject to Incapacity (the “Incapacitated Shareholder”), or such Incapacitated Shareholder’s estate, executor, personal representative or other successor in interest or the deceased Shareholder’s estate, executor, personal representative or other successor in interest, as applicable (as applicable, the “Shareholder’s Representative”), must sell the deceased Shareholder’s/Incapacitated Shareholder’s Shares to the Company, to the extent the Company exercises its right to acquire the deceased Shareholder’s/Incapacitated Shareholder’s Shares under this Section 7. Any purchase or sale of Shares pursuant to this Section 7 shall be for the purchase price and upon the terms set forth below.

(b) Purchase Option.

(i) Upon the death or Incapacity of any Shareholder, the Company may, for a period of thirty (30) days from the date of the Company’s actual knowledge of such Shareholder’s death or Incapacity, exercise its option to purchase from the applicable Shareholder’s Representative all or any portion of such Shareholder’s Shares (the “Company Option”). If the Company elects to purchase less than all of such Shareholder’s Shares, the Shareholder’s Representative will not be bound to sell such portion of the Shares to the Company.

(iii) In the event the Company chooses not to exercise the Company Option for any reason, the Shareholders shall have the right to acquire the deceased Shareholder’s /Incapacitated Shareholder’s Shares pursuant to the terms of Section 5 hereof (the “Shareholder Option”), as if the deceased Shareholder/Incapacitated Shareholder or his or her Shareholder’s Representative had made an Offer to the other Shareholder to sell all of the Shares held by such deceased Shareholder /Incapacitated Shareholder.

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(c) Failure to Exercise. If the Shares of the deceased Shareholder/Incapacitated Shareholder are not purchased as contemplated above pursuant to the Company Option or the Shareholder Option, through no fault of the Shareholder’s Representative, such Shareholder Representative or any beneficiary or heir of the deceased Shareholder succeeding in ownership of the Shares shall remain the owner of such Shares subject to this Agreement, provided that such transferee executes an Addendum and such applicable Transfer complies with all of the Transfer Conditions of Section 8(b).

(d) Purchase Price. The purchase price per share to be paid for any Shares sold by a Shareholder’s Representative to the Company pursuant to this Agreement must be equal to the Fair Market Value.

(e) Terms of Purchase. The Company must pay the purchase price at closing by the delivery of either cash, electronic bank transfer, or banker’s draft.

(f) Closing. The closing of each purchase and sale of Shares contemplated by this Section 7 must occur at the offices of the Company no later than 10:00 a.m. GMT on the later to occur of:

(i) the sixtieth (60th) day following the determination of the Fair Market Value;

(ii) the sixtieth (60th) day following the qualification of the executor or personal representative of the estate of the deceased or Incapacitated Shareholder (if applicable under the circumstances);

(iii) the sixtieth (60th) day following the date of the qualification of a guardian for the property of the deceased or Incapacitated Shareholder (if applicable under the circumstances); or

(iv) the sixtieth (60th) day following the date upon which the Company timely exercises its right to purchase Shares pursuant to Section 7,

provided that each day that the closing contemplated by this Section 7 is delayed by the Shareholder’s Representative or a third party (either due to their actions or inactions), the deadline to complete the closing as set forth in this Section 7(f) shall be automatically extended by one day.

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8. PERMITTED TRANSFERS.

(a) The following types of Transfers (“Permitted Transfers”) may be consummated notwithstanding, and without such Shareholder needing to comply with, the provisions of Sections 6 of this Agreement:

(i) a Transfer by any Shareholder of all or any portion of his, her or its Shares to an Affiliate of the Shareholder.

(b) Any Permitted Transfer by a Shareholder must satisfy all of the following conditions (the “Transfer Conditions”):

(i) the Shareholder who is Transferred Shares by a Shareholder must execute an Addendum and become subject to the terms of this Agreement, unless such requirement is waived in writing by a Majority In Interest.

(c) In the event a Shareholder makes a Permitted Transfer, he or she shall notify the Company thereof, in accordance with Section 16 hereof which shall specify (i) the name of the Transferee, (ii) the relationship of the Transferee to the Shareholder, (iii) the Shares transferred, and (iv) the date of such Transfer. Any such Transferee shall, as a condition of the recognition by the Company of such Transfer, execute an Addendum.

(d) Unless approved in writing by a Majority In Interest, a Shareholder may also not pledge, hypothecate or otherwise encumber his or her Shares to, or in favor of, any national or state bank or other financial institution; provided, however, that a Shareholder may pledge, hypothecate or encumber all of his Shares in order to secure a loan made to the Company.

9. OTHER EVENTS CONSTITUTING AN OFFER TO TRANSFER INTERESTS.

(a) Each of the following events or conditions shall constitute a “Repurchase Event”:

(i) The filing of a petition in bankruptcy by or against the Shareholder (unless the petition is dismissed within sixty (60) days);

(ii) Any general assignment by the Shareholder for the benefit of his or her creditors;

(iii) Any other event, other than an Offer made pursuant to Section 5 of this Agreement, a Transfer subject to Section 5, or a Permitted Transfer, which, were it not for the provisions of this Agreement, would cause any such Shares, or any interest therein, to be sold, assigned, awarded, confirmed or otherwise transferred, for consideration or otherwise, to any person, whether voluntarily, involuntarily or by operation of law, or any event which would cause the Shares to be pledged, hypothecated or encumbered.

(b) Upon the occurrence of a Repurchase Event, as defined in Section 9(a), the Remaining Shareholders shall have the right to purchase such Shareholder’s Shares on the same terms and conditions as if such Shareholder had made an Offer to sell such Shares pursuant to Section 5 at the ROFR Price.

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(c) Within thirty (30) days after the occurrence of a Repurchase Event, the Shareholder or his or her trustee in bankruptcy, personal representative, guardian, executor or administrator, as appropriate (the “Transferor”), shall give notice in accordance with Section 16 hereof to the Company and the Remaining Shareholders of such event specifying the date of such event and describing in reasonable detail the nature of the event and the number of Shares affected. The price per Share shall be as specified as provided in Section 9(b), above, as appropriate. Such notice shall be deemed to be an Offer for the purposes of Section 5, the number of Shares affected shall be deemed to be the Offered Interest and such ROFR Price (or other price as determined in Section 9(b)) shall be deemed to be the Proposed Price. If any Remaining Shareholder has not received this notice upon the expiration of the thirty (30) day period, any Remaining Shareholder of the Company who has actual knowledge of such event may give notice in accordance with Section 16 hereof to the Company and the Remaining Shareholders at any time after the end of such period, and the notice shall be deemed to be the Offer.

(d) The purchase price for the Offered Interest for purposes of this Section 9 shall be paid within thirty (30) days of the exercise of any option to purchase such shares as described in this Section above. The other terms and conditions and procedures for transferring Offered Interest shall be determined in accordance with Section 5.

10. SECURITY FOR PURCHASE PRICE OF SHARES; COMPANY AS ATTORNEY-IN-FACT. Whenever any Shares are purchased pursuant to the option created under Sections 5, 7 or 9 of this Agreement and the Parties agree that the entire purchase price for the Shares will not be paid at closing, then the purchaser(s) may endorse the certificates for the purchased Shares and deliver the same to the selling Shareholder (or his or her representatives) as collateral security for the payment of the unpaid purchase price, and such Shares may be held until the entire purchase price shall have been paid. While such Shares shall be held as collateral security and so long as the purchasing Shareholder is not in default, the purchasing Shareholder shall be entitled to all rights as a Shareholder, including voting rights and rights to all dividends, with respect to such Shares. On the closing date for any sale of Shares as provided in this Agreement, certificates representing such Shares shall be delivered to the Company with appropriate stock powers or endorsements duly executed in blank. If the stock certificate or certificates with appropriate stock powers or endorsements duly executed as aforesaid are not delivered contemporaneously with the tender of the purchase price, then the Company and its officers shall be appointed, and the Company and its officers are hereby irrevocably constituted and appointed, the attorney-in-fact with full power and authority to execute the necessary stock powers and to perform all other acts necessary and proper in order to transfer such stock certificate or certificates to the Company or other Shareholders in accordance with the provisions of this Agreement, whether upon the Incapacity of a Shareholder or otherwise. This special power of attorney is irrevocable and is coupled with an interest.

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11. REQUIREMENT FOR TRANSFEREE TO EXECUTE ADDENDUM. Any Transferee permitted pursuant to the terms of this Agreement, i.e., including, but not limited to (i) a Permitted Transferee; (ii) the acquirer of Shares pursuant to a Transfer described in Section 5, pursuant to which not all of the rights of first refusal have been exercised; or (iii) any Person who acquires Shares pursuant to Section 8, subject to the rights provided for therein, shall, as a condition of the recognition by the Company of such Transfer, execute an addendum to this Agreement acknowledging the terms and restrictions of this Agreement and the Transferee’s obligation to be bound hereby (an “Addendum”). In the event that any Transferee permitted hereunder fails to execute an Addendum, and/or until such time as the permitted Transferee executes any Addendum, the original Shareholder who attempted the permitted Transfer, shall continue to be considered a Shareholder of the Company, the Transferee shall have no rights as a Shareholder of the Company, and the attempted Transfer shall be considered void ab initio. Nothing in this Section 11 shall modify the other terms and conditions of this Agreement, or allow any Transferee not permitted by the terms and conditions of this Agreement to become a Shareholder of the Company by executing an Addendum, and any such unpermitted execution of an Addendum shall be void and of no force and effect. Notwithstanding the above, no Addendum shall become effective until accepted and counter-signed by the Company.

12. EFFECT OF NON-COMPLYING TRANSFER. If any Transfer in violation of this Agreement shall be attempted, or if any involuntary or other purported Transfer by law of any Shares occurs or is attempted (each, a “Non-complying Transfer”), it shall be void and upon presentation for transfer the Company shall not give effect to such purported Transfer.

13. LOCK-UP. Each Shareholder agrees to execute a customary lock-up agreement with the underwriters in connection with any IPO (defined below in Section 20), provided that the duration of the lock-up period shall not exceed 180 days.

14. GOVERNANCE.

(a) Shareholder and Director Voting. The Shareholders entitled to vote covenant and agree, one to the other, that they shall, at all times and from time to time, if lawfully permitted to do so, vote or cause to be voted their Shares (and, if applicable, vote as a Director of the Company), to propose or approve any action required to be taken by a Majority In Interest pursuant to this Agreement.

(b) Number of Directors. The business and affairs of the Company shall be governed by the Board, which shall consist of at least three (3) Directors, one of whom shall by appointed by Golden Matrix (the “Golden Matrix Director”). Once designated, Directors will serve on the Board until they resign or are removed pursuant to the terms of this Agreement, or their earlier death or Incapacity. The number of members on the Board may be increased (but not decreased) with the consent of a Majority In Interest. Notwithstanding anything herein to the contrary, Golden Matrix shall have the right to designate a replacement individual to serve as the Golden Matrix Director at any time upon written notice to the other Shareholders and Directors.

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(c) Initial Directors. The initial Directors will be (1) Mark Weir, (2) Paul Hardman, and (3) Aaron Johnston, whom Golden Matrix hereby designates as the initial Golden Matrix Director.

(d) Removal. A Director, other than the Golden Matrix Director, may be removed from the Board at any time, with or without cause, upon, and only upon, the affirmative vote of a Majority In Interest. The Director then serving as Golden Matrix Director may be removed only with the prior written consent of Golden Matrix.

(e) Vacancy. If a vacancy is created on the Board as a result of the death, disability, retirement, resignation or removal of a Director, other than the Golden Matrix Director, a Majority In Interest shall have right to designate a Director to fill such vacancy. The term of such new Director will commence immediately upon his or her designation by a Majority In Interest. In the event of the death, disability, retirement, resignation or removal of the Golden Matrix Director in accordance herewith, Golden Matrix will have the exclusive right to appoint such Golden Matrix Director’s replacement.

(f) Meetings. Meetings of the Board shall be held not less than once per calendar quarter, except that a Director or a Majority In Interest may at any time call a Board meeting by giving at least 24 hours written notice to the Company and each other Director (which may be via email) to enable the meeting to be convened.

(g) Quorum. A majority of the number of Directors on the Board at the time of a meeting constitutes a quorum for the transaction of business at such meeting (provided if there are two Members, both Members must be present). Directors may participate in a meeting of the Board by means of telephonic or video conference or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

(h) Devotion of Time. The Directors shall not be obligated to devote all of their time or business efforts to the Company’s affairs, but shall devote that amount of their time, effort and skill to the Company as may be reasonably necessary for the ongoing operations of the Company’s affairs.

(i) Officers. The Board may elect one or more officers of the Company such as President, Vice President, Secretary and Treasurer, which officers shall serve at the will and direction of the Board, and shall have only the authority delegated to them by the Board.

(j) Banking Authority. Notwithstanding anything herein to the contrary, Golden Matrix has the sole right to designate one or more individuals (the “Banking Representative”, whether one or more), who shall be the Golden Matrix Director unless Golden Matrix designates a different individual as Banking Representative from time to time, who will have exclusive authority in connection with the Company’s banking and other financial accounts and controlling and/or directing Company funds. No action may be taken by the Board or other representative of the Company in connection with the Company’s banking authority without the express written consent of the Banking Representative.

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(k) Actions Requiring Consent of Majority In Interest. The Directors will not, without the prior written consent of a Majority In Interest, engage or cause the Company to engage in any of the following actions (and any such actions purported to be taken without such consent shall be null and void):

(i) Amend, waive or alter the Company’s Organizational Documents or any provisions thereof;

(ii) create (by new authorization, reclassification, recapitalization or otherwise) or issue any class or series of Shares or stock or securities exchangeable for or convertible into Shares or other securities;

(iii) consolidate or divide or alter, increase or reduce all or any of the Company’s Share capital, or grant or issue any options, rights or warrants which may require the issuance of Shares or stock in the future or do any act which has the effect of diluting or reducing the effective shareholding of the Shareholders in the Company;

(iv) negotiate, litigate, or settle any claim against the Company;

(v) pay or declare any dividends, or make any other distribution of cash, Shares or other assets, on any of the Shares or other securities of the Company;

(vi) capitalize any sum standing to the credit of any of the Company’s reserve accounts or profit or loan accounts;

(vii) authorise or approve a merger or consolidation or sale or spin-off of all or substantially all of the Company’s assets;

(viii) sell, lease, convey, exchange, transfer, grant an exclusive license in any country under, or otherwise dispose of (x) the copyrights, trademarks, and patents and any other tangible or intangible assets which are requisite for the Company to carry on its business or (y) all or substantially all of the assets held by the Company;

(ix) redeem, repurchase, cancel or otherwise acquire any of the Company’s Shares or securities;

(x) create, assume, or guarantee any indebtedness (other than trade payables in the ordinary course);

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(xi) authorise, adopt, amend or establish, or allocate additional Shares or options to any employee, share grant, share purchase, share options, incentive or compensation plan, program or arrangement;

(xii) change in any material respect the nature of the Company’s current or contemplated business as carried on as of the date hereof;

(xiii) establish or invest in, or divest or sell off any interest in, any affiliated company;

(xiv) approve the listing of its shares on any stock exchange;

(xv) approve any recapitalization, restructuring or reorganization or any action that would result in its dissolution, liquidation or winding up, or apply for the appointment of a receiver;

(xvi) increase or decrease the maximum number of Directors;

(xvii) enter into any joint venture agreements or the formation of any subsidiary;

(xviii) sell, transfer, license, charge, encumber or otherwise dispose of any trademarks, patents or other intellectual property owned by it except in the ordinary course of its business;

(xix) enter into any agreement with any Shareholder or any Affiliate or family member of any Shareholder;

(xx) enter into any agreement with a potential value in excess of GBP £50,000; or

(xxi) approve any Transfer of Shares.

15. MUTUAL REPRESENTATIONS, COVENANTS AND WARRANTIES.

(a) The Parties have all requisite power and authority, corporate or otherwise, to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby. The Parties have duly and validly executed and delivered this Agreement and will, on or prior to the consummation of the transactions contemplated herein, execute, such other documents as may be required hereunder and, assuming the due authorization, execution and delivery of this Agreement by the Parties hereto and thereto, this Agreement constitutes, the legal, valid and binding obligation of the Parties enforceable against each Party in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and general equitable principles.

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(b) The execution and delivery by the Parties of this Agreement and the consummation of the transactions contemplated hereby and thereby do not and shall not, by the lapse of time, the giving of notice or otherwise: (a) constitute a violation of any law; or (b) constitute a breach or violation of any provision contained in the Company Documents, or such other document(s) regarding organization and/or management of the Parties, if applicable; or (c) constitute a breach of any provision contained in, or a default under, any governmental approval, any writ, injunction, order, judgment or decree of any governmental authority or any contract to which either the Company or the Shareholders is a Party or by which either the Company or the Shareholders is bound or affected.

(c) Any individual executing this Agreement on behalf of an entity has authority to act on behalf of such entity and has been duly and properly authorised to sign this Agreement on behalf of such entity.

16. NOTICES. All notices, requests and other communications hereunder, shall be given in writing and delivered by: (a) regular, overnight or registered or certified mail (return receipt requested), with first class postage prepaid; (b) hand delivery; (c) facsimile transmission; (d) overnight courier service; or (e) email, and shall be, addressed to a Shareholder at the address set forth on the signature page hereto or at such other address of which a Shareholder has given the Company and the other Shareholders written notice of at least ten (10) days previously. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given: (A) in the case of a notice sent by regular or registered or certified mail, three Business Days after it is duly deposited in the mails; (B) in the case of a notice delivered by hand, when personally delivered; (C) in the case of a notice sent by facsimile, upon transmission subject to telephone confirmation of receipt; (D) in the case of a notice sent by overnight mail or overnight courier service, the next Business Day after such notice is mailed or delivered to such courier, in each case given or addressed as aforesaid; and (E) in the case of a notice sent by email, effective only when the recipient, by return or reply email or notice delivered by other method provided for in this Section 16, acknowledges having received that email (with an automatic “read receipt” or similar notice not constituting an acknowledgement of an email receipt for purposes of this Section 16, but which acknowledgement of acceptance shall include cases where recipient ‘replies’ to such prior email, including the body of the prior email in such ‘reply’).

17. AMENDMENTS; WAIVERS. Neither this Agreement nor any term hereof may be amended or waived (each an “Amendment”) orally or in writing, except that any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), and such amendment or waiver shall be applicable to all of the Shareholders, with the written consent of the Company and a Majority In Interest.

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18. GOVERNING LAW. This Agreement shall be construed and interpreted in accordance with the laws of the jurisdiction of Northern Ireland. Any dispute with respect to the terms and conditions of this Agreement shall be subject to the exclusive jurisdiction of Northern Ireland .

19. BINDING EFFECT AND BENEFITS. Except as otherwise provided herein, the terms of this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns, and shall be binding upon any person to whom any of the Shares of the Parties are transferred and upon the heirs, executors, administrators, personal representatives, successors and assigns of each such Person.

20. TERM OF AGREEMENT. This Agreement shall become effective as of the Effective Date (for the sake of clarity, this Agreement shall not bind the Initial s Shareholders until the Effective Date) and shall remain in full force and effect until the Company and a Majority In Interest, shall agree in writing to its termination or until the first to occur of (i) offering of Shares by the Company pursuant to a registration statement effective under the Companies Act 2006 (an “IPO”); (ii) the purchase by one Shareholder of all the issued and outstanding Shares of the Company; or (iii) the dissolution, bankruptcy or receivership of the Company (the “Term”). Upon termination of this Agreement, the Secretary of the Company or the Company’s Transfer Agent shall, upon tender of the certificates for Shares, delete the legend endorsed thereon pursuant to Section 2 of this Agreement. This Agreement may be terminated at any time prior to the Effective Date with the approval of a Majority In Interest.

21. REMEDIES FOR VIOLATIONS. The Shares cannot be readily purchased or sold on the open market and for this reason, among others, the Parties hereto will be irreparably damaged in the event that this Agreement is not complied with by all Parties hereto. The Parties agree that money damages may not be an adequate remedy for any breach of the provisions of this Agreement. If any Party brings any action or proceeding to enforce the provisions of this Agreement, any Party against whom such action or proceeding is brought waives the claim or defence that an adequate remedy at law exists and such Party will not urge in any such action or proceeding the claim or defense that such remedy at law exists. The Parties further agree that an injured Party will, at its option, have the right to an injunction from a court of competent jurisdiction restraining further violation of this Agreement or any provision of this Agreement or affirmatively compelling any violating Party to carry out its obligations hereunder without necessity of posting bond/providing security for costs or proving damages. The rights granted in this Section shall be cumulative and not exclusive, and shall be in addition to any and all other rights which the Parties hereto may have hereunder, at law or in equity. In the event a Party to this Agreement must employ an attorney or solicitor or barrister to enforce the provisions hereof or to secure performance by a defaulting Party under the terms herein stated, the prevailing Party in litigation arising therefrom shall be entitled to an award of its reasonable attorney’s legal fees both on trial/hearing and the appellate level incurred in enforcing this Agreement and/or securing performance of the terms herein stated.

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22. ENTIRE AGREEMENT. This Agreement contains the entire understanding and agreement between the Parties hereto and supersedes any prior agreements among the Parties pertaining to the Shares. There are no representations, warranties, promises, covenants or understandings other than those herein expressly set forth.

23. CONFLICTS WITH ORGANIZATIONAL DOCUMENTS. To the extent that any terms in the Company’s Organizational Documents conflict with any term in this Agreement, (i) the terms of this Agreement shall take precedence, and (ii) the Shareholders covenant and agree to take prompt action to amend the Company’s Organizational Documents to conform to this Agreement.

24. SEVERABILITY. Every provision of this Agreement is intended to be severable. If, in any jurisdiction, any term or provision hereof is determined to be invalid or unenforceable, (a) the remaining terms and provisions hereof shall be unimpaired, (b) any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such term or provision in any other jurisdiction, and (c) the invalid or unenforceable term or provision shall, for purposes of such jurisdiction, be deemed replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision. If a court of competent jurisdiction determines that any covenant or restriction or portion thereof, set forth in this Agreement is unreasonable or unenforceable, the court shall reduce or modify such covenants or restrictions to those which it deems reasonable and enforceable under the circumstances and, as so reduced or modified, the Parties hereto agree that such covenants and restrictions shall remain in full force and effect as so modified. In the event a court of competent jurisdiction determines that any provision of this Agreement is invalid or against public policy and cannot be so reduced or modified so as to be made enforceable, the remaining provisions of this Agreement shall not be affected thereby, and shall remain in full force and effect.

25. SECTION AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the interpretation of this Agreement.

26. INDEPENDENT COUNSEL. Each Shareholder , by signing this Agreement acknowledges that he or she (a) has read and understood this Agreement, and understands the terms and conditions hereof, including, but not limited to Sections 4 through 14; has had the opportunity to obtain separate and independent counsel of his or her own choosing prior to signing this Agreement and has either exercised or waived such right; (b) has relied solely and completely upon its own judgment in executing this Agreement; (c) has had the opportunity to seek and has obtained the advice of its own tax and business advisors before executing this Agreement; and (d) has acted voluntarily and of its own free will in executing this Agreement; and (e) understands that this Agreement is the result of arm’s length negotiations conducted by and among the Parties and their respective counsel. No other Party’s legal counsel has not undertaken to assist or render legal advice to any Shareholders in regards to this Agreement.

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27. ADDITIONAL PARTIES. With the approval of the Company, anyone in whose name Shares are validly Transferred pursuant to the terms of this Agreement may become a Party to this Agreement by executing an Addendum, which shall not require the approval or consent of the other Shareholders already a Party hereto.

28. FURTHER ASSURANCES. Each Shareholder hereby covenants that it will, whenever and as reasonably requested by the other Parties hereto at such Shareholder’s sole cost and expense, do, execute, acknowledge and deliver any and all such other and further acts, deeds, assignments, transfers, conveyances, confirmations, powers of attorney and any instruments of further assurance, approvals and consents as the other Parties may reasonably request or require from time to time in order to comply with the terms and conditions of this Agreement and the restrictions, requirements and rights set forth herein.

29. ARBITRATION. Any controversies or disputes arising out of or relating to this Agreement shall be resolved by binding arbitration by the Barrister Mediation & Arbitration Service (BMAS) sitting in Belfast, Northern Ireland (UK). Such arbitration shall be final and binding on the Parties. All documents, materials, and information in the possession of each Party that are in any way relevant to the dispute shall be made available to the other Party for review and copying no later than 30 days after the notice of arbitration is served. The arbitrator shall not have the authority to modify any provision of this Agreement or to award punitive damages. The arbitrator shall have the power to issue mandatory orders and restraint orders in connection with the arbitration. The decision rendered by the arbitrator shall be final and binding on the Parties, and judgment may be entered in conformity with the decision in any court having jurisdiction. This agreement to arbitration shall be specifically enforceable under any prevailing arbitration law. During the continuance of any arbitration proceeding, the Parties shall continue to perform their respective obligations under this Agreement. The arbitrator shall award to the prevailing party, if any, as determined by the arbitrators, all of its costs and fees. “Costs and fees” mean all reasonable pre-award expenses of the arbitration, including the arbitrators’ fees, administrative fees, travel expenses, out-of-pocket expenses such as copying and telephone, court costs, witness fees, and solicitors’ and barristers’ and attorneys’ fees.

30. COUNTERPARTS, EFFECT OF FACSIMILE, EMAILED AND PHOTOCOPIED SIGNATURES. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any Party, each other Party shall re execute the original form of this Agreement and deliver such form to all other Parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defence to the formation of a contract, and each such Party forever waives any such defense, except to the extent such defence relates to lack of authenticity.

[Remainder of page left intentionally blank. Signature pages follow.]

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IN WITNESS WHEREOF, intending to be legally bound, the Parties hereto have executed this Agreement as of the date first written above to be effective upon the Effective Date.

COMPANY:

RKingsCompetitions Ltd

/s/ Mark Weir___________________

Name: Mark Weir

Title: Director

Address:

Unit B, Richbrook Ind. Estate

Bessbrook

Northern Ireland

BT35 7DS

Email:

SHAREHOLDERS:

/s/ Mark Weir___________________

Mark Weir

Shares: 10 Ordinary Shares (10% of the issued and outstanding Company Stock on the Effective Date)

Address:

Unit B, Richbrook Ind. Estate

Bessbrook

Northern Ireland

BT35 7DS

Email:

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/s/ Paul Hardman___________________

Paul Hardman

Shares: 10 Ordinary Shares (10% of the issued and outstanding Company Stock on the Effective Date)

Address:

Unit B, Richbrook Ind. Estate

Bessbrook

Northern Ireland

BT35 7DS

Email:

Golden Matrix Group, Inc.

/s/ Anthony Goodman_________________

Name: Anthony Goodman

Title: President

Shares: 80 Ordinary Shares (80% of the issued and outstanding Company Stock on the Effective Date)

Address:

3651 Lindell Road Ste D131

Las Vegas

NV 89103

USA

Email:

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EXHIBIT A

STOCK POWER AND ASSIGNMENT OF

UNCERTIFICATED ORDINARY SHARES

FOR VALUE RECEIVED, effective __________, 202__, the undersigned (the “Assignor”), the owner of ___% of the capital stock of RKingsCompetitions Ltd, a private limited company formed under the laws of the United Kingdom (the “Company”), hereby sells, assigns, and transfers unto Golden Matrix Group, Inc., a Nevada corporation (the “Assignee”), an aggregate of ___ Ordinary Shares of the Company (representing ____% of the aggregate outstanding Ordinary Shares of the Company), which are owed by the undersigned Assignor, along with any and all appurtenant rights thereto (the “Securities”) and Assignor does hereby irrevocably constitute and appoint the Secretary or other appropriate officers of the Company as its attorney-in-fact with full power to transfer said Securities on the books of the Company with full power of substitution in the premises. Such Securities are not represented by certificates, are held in book entry form and stand in the undersigned’s name on the books and records of the Company.

[Name of Assignor]

EXHIBIT B

FORM OF STOCK REGISTRATION FORM

(CHECK ONE):

_____ INDIVIDUAL OWNERSHIP (one signature required)

_____ TRUST (please include name of trust, name of trustee, and date trust was formed and copy of the Trust Agreement or other authorization)

_____ PARTNERSHIP (please include a copy of the Partnership Agreement authorizing signature)

_____ CORPORATION (please include a certified corporate resolution authorizing signature)

_____ LIMITED LIABILITY COMPANY (please include a certified corporate resolution authorizing signature)

________________________________________________________________________

Please print here the exact name (registration)

Seller desires to appear in the records of the Purchaser

________________________________________________________________________

Please print here the exact address

Seller desires to appear in the records of the Purchaser

Signature:

By: _________________________

Printed Name: ______________________

If on behalf of Entity:

Entity Name: ___________________

Signatory’s Position with Entity: ___________________

Beneficial Owner(s) of Securities To Be Owned by Entity: _____________________

Address: ____________________________________________________________

SS#/Tax Id Number: ______________________________

Telephone Number: ( ) - _____ - _______

Email:____________________

EXHIBIT C

TRANSFEREE CERTIFICATE

This Transferee Certificate (“Certificate”) is entered into in connection with, and forms a part of, that certain s Agreement dated on or around ____________, 2021 (the “Shareholders Agreement”), by and between Mark Weir, Paul Hardman, each an individual resident of the United Kingdom (each a “Transferee”), and Golden Matrix Group, Inc., a Nevada corporation (“Golden Matrix”). Capitalized terms used herein but not otherwise defined have the meanings given to such terms in the Shareholders Agreement.

1. Representations and Warranties of Transferee. The undersigned Transferee, in connection with its receipt and acceptance of certain Golden Matrix Shares pursuant to Section 4 of the Shareholders Agreement, represents, warrants, and certifies that the following is true and correct as of the Buyout Closing Date:

(i) Transferee recognizes that the Golden Matrix Shares have not been registered under the Securities Act, nor under the securities laws of any state and, therefore, cannot be resold unless the resale of the Golden Matrix Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”) or unless an exemption from registration is available. Such Transferee may not sell the Golden Matrix Shares without registering them under the Securities Act and any applicable state securities laws unless exemptions from such registration requirements are available with respect to any such sale;

(ii) Each Transferee is acquiring the Golden Matrix Shares for its own account for long-term investment and not with a view toward resale, fractionalization or division, or distribution thereof, and it does not presently have any reason to anticipate any change in its circumstances, financial or otherwise, or particular occasion or event which would necessitate or require the sale or distribution of the Golden Matrix Shares. No one other than such Transferee will have any beneficial interest in said securities;

(iii) Each Transferee acknowledges that it is an “accredited investor” as such term is defined in Rule 501 of Regulation D of the Securities Act, as the same is more particularly set forth in Section 2 of this Certificate;

(iv) Each Transferee (A) is aware of, has received and had an opportunity to review (i) Golden Matrix’s Annual Report on Form 10-K for the most recent fiscal year ended prior to the Buyout Closing Date; and (ii) Golden Matrix’s Quarterly Reports on Form 10-Q and current reports on Form 8-K issued on or prior to the Buyout Closing Date (which filings can be accessed by going to https://www.sec.gov/edgar/searchedgar/companysearch.html, typing “Golden Matrix Group, Inc.” in the “Purchaser name” field, and clicking the “Search” button), in each case (i) through (ii), including the audited and unaudited financial statements, description of business, risk factors, results of operations, certain transactions and related business disclosures described therein (collectively the “Disclosure Documents”) and an independent investigation made by it of Golden Matrix; (B) has, a reasonable time prior to the date of this Agreement, been given an opportunity to review material contracts and documents of Golden Matrix and has had an opportunity to ask questions of and receive answers from Golden Matrix’s officers and directors and has no pending questions as of the date of this Agreement; and (C) is not relying on any oral representation of Golden Matrix or any other person, nor any written representation or assurance from Golden Matrix; in connection with each Transferee’s acceptance of the Securities and investment decision in connection therewith. Each Transferee acknowledges that due to its receipt of and review of the information described above, it has received similar information as would be included in a Registration Statement filed under the Securities Act;

Transfer Certificate

(v) Each Transferee has such knowledge and experience in financial and business matters such that such Transferee is capable of evaluating the merits and risks of an investment in the Golden Matrix Shares and of making an informed investment decision, and does not require a representative in evaluating the merits and risks of an investment in the Golden Matrix Shares;

(vi) Each Transferee has had an opportunity to ask questions of and receive satisfactory answers from Golden Matrix, or any person or persons acting on behalf of Golden Matrix, concerning the terms and conditions of this Certificate and Golden Matrix, and all such questions have been answered to the full satisfaction of such Transferee;

(vii) Each Current Shareholder recognizes that an investment in Golden Matrix is a speculative venture. The ownership of the Golden Matrix Shares as an investment involves special risks;

(viii) Each Transferee realizes that the Golden Matrix Shares cannot readily be sold as they will be restricted securities and therefore the Golden Matrix Shares must not be accepted unless such Transferee has liquid assets sufficient to assure that such purchase will cause no undue financial difficulties and such Transferee can provide for current needs and possible personal contingencies;

(ix) Each Transferee confirms and represents that it is able (i) to bear the economic risk of its investment, (ii) to hold the Golden Matrix Shares for an indefinite period of time, and (iii) to afford a complete loss of its investment;

(x) Each Transferee has carefully considered and has, to the extent it believes such discussion necessary, discussed with its professional, legal, tax and financial advisors, the suitability of an investment in the Golden Matrix Shares for its particular tax and financial situation and its advisers, if such advisors were deemed necessary, have determined that the Golden Matrix Shares are a suitable investment for itself;

(xi) Each Transferee has not become aware of and has not been offered the Golden Matrix Shares by any form of general solicitation or advertising, including, but not limited to, advertisements, articles, notices or other communications published in any newspaper, magazine, or other similar media or television or radio broadcast or any seminar or meeting where, to such Transferee’s knowledge, those individuals that have attended have been invited by any such or similar means of general solicitation or advertising;

(xii) Each Transferee confirms and acknowledges that Golden Matrix is under no obligation to register or seek an exemption under any federal and/or state securities acts for any sale or transfer of the Golden Matrix Shares by such Transferee, and such Transferee is solely responsible for determining the status, in its hands, of the Golden Matrix Shares acquired in connection herewith and the availability, if required, of exemptions from registration for purposes of sale or transfer of the Golden Matrix Shares; and

(xiii) Each Transferee confirms and acknowledges that the Golden Matrix Shares will bear the following restrictive legend (or a similar legend):

Transfer Certificate

‘‘THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, OR HYPOTHECATED WITHOUT EITHER: i) REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS, OR ii) SUBMISSION TO THE CORPORATION OF AN OPINION OF COUNSEL, SATISFACTORY TO THE CORPORATION THAT SAID SHARES AND THE TRANSFER THEREOF ARE EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS.’’

2. Accredited Investor Status. By signing below, the undersigned Transferee confirms, acknowledges and agrees that he or she is an “accredited investor,” as that term is defined in the Securities Act. The undersigned Transferee has initialed the line below indicating the basis on which he, she or it is representing his, her or its status as an “accredited investor”. The representation and confirmation below shall be effective for all purposes as of the Buyout Closing Date, as defined in the Shareholders Agreement (the “Applicable Date”) pursuant to the terms of the Shareholders Agreement. Golden Matrix and its attorneys and representatives shall be able to rely on this Certificate for any and all purposes. The undersigned Transferee confirms, acknowledges and agrees that he, she or it, is an “accredited investor”, due to the fact that he or she is:

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 a natural person whose individual net worth, or joint net worth with the undersigned’s spouse, at the time of this purchase exceeds $1,000,000. For purposes of this item, “net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person’s primary home) over total liabilities. Total liabilities excludes any mortgage on the primary home in an amount of up to the home’s estimated fair market value as long as the mortgage was incurred more than 60 days before the Applicable Date, but includes (i) any mortgage amount in excess of the home’s fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the Applicable Date; or

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 a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the undersigned’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year. “Income” for this purpose is computed by adding the following items to adjusted gross income for federal income tax purposes: (a) the amount of any tax-exempt interest income received; (b) the amount of losses claimed as a limited partner in a limited partnership; (c) any deduction claimed for depletion; (d) deductions for alimony paid; (e) deductible amounts contributed to an IRA or Keogh retirement plan; and (f) any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the U.S. Internal Revenue Code.

Transfer Certificate

3. Release. Upon the closing of Golden Matrix’s purchase of the Buyout Shares on the Buyout Closing Date, the undersigned hereby, for itself and its successors and assigns, releases, acquits and forever discharges Golden Matrix, the Company and their subsidiaries and their respective Affiliates, the officers, directors, employees and agents thereof and their respective successors and assigns of and from any and all debts, amounts owed, claims, demands, liabilities, responsibilities, disputes, causes of action and obligations of every nature whatsoever, liquidated or unliquidated, known or unknown, matured or unmatured, fixed or contingent, that the undersigned, as of the Buyout Closing Date has, owns or holds or has at any time previously had, owned or held against such parties, whether in connection with any breach of the Shareholders Agreement or the Company’s Organizational Documents or otherwise, including, without limitation, all liabilities created as a result of the negligence of Golden Matrix or the Company and their employees and agents, or under a theory of strict liability, existing as of the Buyout Closing Date and any amounts owed to the undersigned for the repayment of loans or advances made prior to the Company prior to the Buyout Closing Date.

4. Indemnification. The undersigned shall indemnify, defend and hold harmless Golden Matrix and its Affiliates from, against, and in respect of, any and all claims, liabilities, obligations, damages, losses, costs, expenses, charges, assessments, interest, penalties, fines and judgments (at equity or at law, including statutory and common) whenever arising or incurred (including amounts paid in settlement, costs of investigation and reasonable attorneys’ fees and expenses) arising out of or relating to any breach or inaccuracy of any representation or warranty made by the undersigned in this Transferee Certificate.

Golden Matrix and its attorneys and representatives shall be able to rely on such representations set forth in this Transferee Certificate for any and all purposes.

IN WITNESS WHEREOF, the undersigned Transferee has executed this Transferee Certificate on _______________, 20__.

Name:______________________________________________

By: _________________________________________________

Signature

Printed Name of Signatory (if entity):_______________________

Title: _________________________________________________

(required for any shareholder that is a corporation, partnership, trust or other entity)

If joint ownership, both parties should sign above.

Transfer Certificate